UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2025
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of Dr. David Eifrig as Chief Executive Officer on a Permanent Basis
On May 23, 2025, the Board voted to appoint Dr. David Eifrig as Chief Executive Officer on a permanent basis. Dr. Eifrig, age 65, has been serving as interim Chief Executive Officer since August 2024 and as a member of the Board since May 2023. Dr. Eifrig joined the Company in 2008 and remains one of its most prolific editors. Dr. Eifrig previously spent a decade on wall street working for several major financial institutions, including Goldman Sachs, Chase Manhattan, and Yamaichi. Dr. Eifrig received his B.A. in Psychology from the Carleton College in Minnesota, and later received his M.B.A. from Northwestern University’s Kellogg School of Management, graduating with a double major in Finance and International Business. Dr. Eifrig subsequently earned his M.D. from the University of North Carolina at Chapel Hill.
In connection with Dr. Eifrig’s appointment as Chief Executive Officer, on May 23, 2025, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved a letter agreement (the “Letter Agreement”) setting forth Dr. Eifrig’s compensation. Under the Letter Agreement, Dr. Eifrig’s annual base salary will be $850,000, with guaranteed minimum base salary payments of $1.275 million in the event of termination without Cause (as defined in the Severance Plan) prior to the 18-month anniversary of his appointment. Dr. Eifrig will also be eligible to receive an annual bonus in an amount equal to 5% of the Company’s Net Income (as defined in the Letter Agreement) that exceeds $20 million dollars. The Committee may award Dr. Eifrig long-term incentive compensation that vests over multiple years (e.g., restricted stock units with a 4-year vesting schedule) in lieu of cash to the extent his annual Bonus exceeds $1 million. If the Company’s Net Income (as defined in the Letter Agreement) is $20 million or less, the Committee may award Dr. Eifrig a discretionary bonus. Dr. Eifrig’s Bonus structure will be reviewed and may be adjusted annually by the Committee.
In connection with his appointment, Dr. Eifrig will also be eligible to participate in limited parts of the Company’s Executive Severance Plan adopted on December 16, 2022 (“Severance Plan”), specifically regarding severance benefits in the event of a change in control, death, or disability. In the event of the termination of Dr. Eifrig’s employment without Cause or resignation for Good Reason (each as defined in the Severance Plan) during the Change in Control Protection Period (as defined in the Severance Plan), Dr. Eifrig will be entitled to receive (i) a lump sum cash payment equal to 2 times his base salary, (ii) a lump sum cash payment equal to 2 times his Target Cash Bonus (as defined in the Severance Plan), (iii) healthcare continuation coverage for 18 months following termination, and (iv) accelerated vesting of outstanding time-based equity awards, in each case, subject to Dr. Eifrig’s execution and non-revocation of a release of claims and Dr. Eifrig’s continued compliance with applicable restrictive covenants, including 18-month post-termination non-competition and non-solicitation covenants and perpetual confidentiality covenants. Dr. Eifrig will not be eligible for benefits under the Severance Plan in the event of the termination of Dr. Eifrig’s employment without Cause or resignation for Good Reason (each as defined in the Severance Plan) other than during the Change in Control Protection Period (as defined in the Severance Plan); provided, however, that in the event of the termination of Dr. Eifrig’s employment due to death or Disability (as defined in the Severance Plan), Dr. Eifrig will be eligible to receive (i) healthcare continuation coverage or reimbursement of premiums for 18 months following termination, and (ii) acceleration of vesting of outstanding time-based equity awards. The foregoing descriptions of the Letter Agreement and the applicable terms and conditions of the Severance Plan are qualified in their entirety by the full text of the Letter Agreement and the Severance Plan, which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.
On May 25, 2025, Dr. Eifrig accepted the appointment as Chief Executive Officer on a permanent basis on the terms in the Letter Agreement.
There are no arrangements or understandings between Dr. Eifrig and any other person pursuant to which Dr. Eifrig was appointed Chief Executive Officer on a permanent basis. There are no transactions in which Dr. Eifrig has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
On May 27, 2025, the Company issued a press release announcing the events described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Letter Agreement by and between Dr. David Eifrig and MarketWise, Inc. dated May 23, 2025

10.2	MarketWise Inc. Executive Severance Plan (incorporated by reference to Exhibit 10.1 to the Issuer’s current report on Form 8-K filed on January 13, 2023).

99.1	MarketWise, Inc. press release, dated May 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: May 27, 2025	By:	/s/ Scott Forney
	Name:	Scott Forney
	Title:	General Counsel